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                                  EXHIBIT 99.1

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                      IN THE ENCLOSED POSTAGE PAID ENVELOPE

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF INTER-CITY FEDERAL BANK FOR SAVINGS

         The undersigned shareholder of Inter-City Federal Bank for Savings hereby appoints ___________________________ and __________________________, or
either of them, as proxies with full power of substitution and authorizes them to vote and act for the undersigned as designated below, with respect to all the shares of common stock, par value $.01 per share, of Inter-City held of record by the undersigned on February __, 1999, at the Special Meeting of Shareholders of Inter-City to be held on March __, 1999, and at any adjournments or postponements of that meeting and, at their discretion, the proxies are authorized to vote on such other business as may properly come before the Inter-City special meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THIS PROXY CARD BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF INTER-CITY, OR, IF A MATTER IS PROPERLY BROUGHT BEFORE THE INTER-CITY SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

         The Board of Directors of Inter-City recommends that you vote FOR approval of the Agreement and Plan of Merger by and between The Peoples Holding Company, The Peoples Bank & Trust Company and Inter-City Federal Bank for Savings, dated December 14, 1998.

1. Proposal to approve the Agreement and Plan of Merger, dated December 14, 1998, by and between Peoples Holding, Peoples Bank and Inter-City pursuant to which Inter-City will merge with and into Peoples Bank and each share of Inter-City's common stock (except for dissenting shares and cash that will be paid instead of fractional shares) will be converted into 2.78 shares of Peoples Holding common stock, and such other terms and conditions as are set forth in the agreement.

         [  ]  FOR           [  ]  AGAINST           [  ]  ABSTAIN

2. To transact such other business as may properly come before the Inter-City special meeting or any adjournment or adjournments of that meeting.


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Please date and sign this proxy exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign a partnership name by authorized person.

Date:
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                                                 Signature of Shareholder


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                                                 Print Name of Shareholder